Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
SYNUTRA INTERNATIONAL, INC. (SYUT), the Company; BEAMS POWER INVESTMENT LIMITED, the Pledgor; and DEUTSCHE BANK AG, HONG KONG BRANCH the Facility Agent dated as of March 3, 2014

THIS REGISTRATION RIGHTS AGREEMENT (the Agreement) is made and entered into as of March 3, 2014

BY AND AMONG:

(1)	SYNUTRA INTERNATIONAL, INC., a Delaware corporation (the Company),

(2)	BEAMS POWER INVESTMENT LIMITED, a company with limited liability registered under the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the Pledgor), and

(3)
DEUTSCHE BANK AG, HONG KONG BRANCH (including its successors, permitted assigns and transferees, the Facility Agent), in connection with a Facility Agreement dated as of February 21, 2014 (said Facility Agreement, as it may hereafter be amended, restated, novated, supplemented or otherwise modified from time to time, being the Facility Agreement), by and among the Pledgor and the Facility Agent (the Company, the Pledgor and the Facility Agent are each individually also referred to as a Party and together referred to as the Parties).

The capitalized terms used herein shall have the same respective meanings as those defined in the Pledge Agreement, unless otherwise defined herein.

WHEREAS:

(A)
The Facility Agent has entered into the Facility Agreement with the Pledgor, as borrower thereunder, pursuant to which the Lenders (as defined in the Facility Agreement) have made certain commitments, subject to the terms and conditions set forth in the Facility Agreement, to extend a senior secured credit facility to Pledgor;

(B)
The New York Security Agent (as defined in the Facility Agreement) has entered into a Pledge Agreement, dated as of March 3, 2014 (as may be amended or restated from time to time, the Pledge Agreement) with the Pledgor, pursuant to which Pledgor pledges, assigns, and grants to the New York Security Agent a security interest in all of the Pledgor’s right, title and interest in the Pledged Collateral (as defined in the Pledge Agreement);

(C)	As a condition to the Facility Agreement, the Pledgor agrees to execute and deliver this Agreement; and

(D)	The Company and Facility Agent wish to provide for certain arrangements with respect to the registration of the Registrable Securities by the Company under the Securities Act.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

Business Day means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

Common Stock shall mean the Company's common stock, par value $0.0001 per share.

Effectiveness Date means the date on which the Registration Statement is declared effective by the SEC.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Filing Date means the date on which the Registration Statement is first filed with the SEC.

Person means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

Pledged Collateral shall have the meaning ascribed thereto in the Pledge Agreement.

Prospectus shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post−effective amendments and all material incorporated by reference in such prospectus.

Register, registered and registration refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

Registration Event shall mean either (i) an Event of Default has occurred and is continuing, or (ii) the New York Security Agent or its designee or assignee has become the owner of the shares in accordance with the terms of the Pledge Agreement.

Registrable Securities shall mean (a) the Shares and (b) any other securities issued or issuable with respect to or in exchange for the Shares, including shares issued in replacement therefor, whether upon any stock split, stock dividend, recapitalization, subdivision or similar event or otherwise, provided, however, that a security shall cease to be a Registrable Security upon sale pursuant to a Registration Statement or Rule 144 under the Securities Act.

Registration Statement shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post−effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

SEC means the Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Shares shall mean all shares of Common Stock transferred or transferable to the New York Security Agent, or any successor or permitted assignee or transferee thereof, pursuant to the Pledge Agreement.

2.	REGISTRATION

(a)	Mandatory Registration

(i)
If a Registration Event has occurred the Company shall, as soon as reasonably practicable after but, in any event, no later than sixty (60) days after a Registration Event (the Filing Deadline), the Company shall prepare and file with the SEC a Registration Statement on Form S−3 or, in the event the Company is not eligible to use Form S−3, on Form S−1, covering the resale of the Shares.  Such Registration Statement also shall cover, to the extent permitted by Rule 416 under the Securities Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Shares.  Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4(c) to the Facility Agent and its counsel prior to its filing or other submission.

(ii)
Notwithstanding the registration obligations set forth in Section 2(a)(i) above, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale on a single registration statement initially filed by the Company pursuant to Section 2(a)(i) above (the Initial Registration Statement), the Company shall promptly (A) inform the Facility Agent and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (B) withdraw the Initial Registration Statement and file a new registration statement (a New Registration Statement), in either case, covering the maximum number of Registrable Securities permitted by the SEC to be registered on Form S−3 or Form S−1, as applicable.  In the event that the Company amends the Initial Registration Statement or files a New Registration Statement in accordance with the foregoing, the Company shall use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or staff guidance provided from time to time to the Company or to registrants of securities in general, one or more registration statements on Form S−3 or Form S−1, as applicable, or such other form to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the Remainder Registration Statements); provided, however, that the Company shall not, without the Facility Agent's prior written consent (which consent may be withheld, delayed or conditioned at the discretion of the Facility Agent) file or request acceleration of the effectiveness of any Registration Statement under this Section 2(a) if the SEC has informed the Company in the SEC review process that the Facility Agent would be deemed an underwriter under the Securities Act in connection therewith, and the Company in so refraining from filing or requesting acceleration, shall not be in violation or breach of this Agreement.

(iii)
Subject to the forgoing, the Company shall use commercially reasonable efforts to have the Initial Registration Statement, any New Registration Statement, and any Remainder Registration Statements declared effective as soon as practicable after the initial filing thereof.  The Company shall notify the Facility Agent by facsimile or email as promptly as practicable, and in any event, within one (1) Business Day, after any such Registration Statement is declared effective and shall provide the Facility Agent with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(iv)
During the period beginning on the date of the Registration Event and ending sixty (60) days after the Effectiveness Date, the Company shall refrain from filing, any registration statement other than (i) a Registration Statement filed hereunder or (ii) a registration statement on Form S−8 with respect to stock option plans and agreements and stock plans then in effect.  In addition, during the term of this Agreement, in no event shall the Company include any securities other than the Registrable Securities in any Registration Statement filed by the Company on behalf of the Facility Agent pursuant to the terms of this Section 2(a).

(v)
Deferral.  If (A) in the good faith judgment of the Board of Directors of the Company (excluding any interested directors), the filing of a registration statement under this Section 2(a) covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company (excluding any interested directors) concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (B) the Company shall furnish to the Facility Agent a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company and a certified copy of the board resolution or any other appropriate authorization (in form and substance satisfactory to the Facility Agent) of the Company stating that in the good faith judgment of the Board of Directors of the Company (excluding any interested directors), it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company as determined by the Board of Directors to defer the filing of such registration statement , then the Company shall have the right to defer such filing (but not the preparation of the Registration Statement or the other activities related thereto required by this agreement) for a period of not more than forty-five (45) consecutive days, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

(b)	Demand Registration Rights

(i)	Generally

Subject to the conditions set forth in this Section 2(b), if, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period (as defined in Section 4(a) below), (x) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sale thereof by the Facility Agent, and (y) the Company shall have received from the Facility Agent a written request signed by the Facility Agent that the Company effect a registration with respect to all or a part of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Facility Agent), so long as a Registration Event has occurred, the Company will as soon as practicable but in any event no later than forty-five (45) days after the receipt of such request, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post−effective amendments, appropriate qualifications under applicable U.S. blue sky or other state securities laws, and appropriate compliance with the Securities Act) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

(ii)	Limitations

The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2(b):

(A)
If the Facility Agent proposes to sell Registrable Securities and such other securities (if any) at an aggregate offering price (after deduction of underwriters’ discounts and expenses related to issuance) of less than U.S.$10,000,000;

(B)
After the Company has initiated two (2) such registrations pursuant to this Section 2(b) (counting for these purposes only (I) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (II) a demand registration right under this Section 2(b) that the Facility Agent has affirmatively forfeited; or

(C)
During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company−initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(iii)	Deferral

If (A) in the good faith judgment of the Board of Directors of the Company (excluding any interested directors), the filing of a registration statement under this Section 2(b) covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company (excluding any interested directors) concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (B) the Company shall furnish to the Facility Agent a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company and a certified copy of the board resolution or any other appropriate authorization (in form and substance satisfactory to the Facility Agent) of the Company stating that in the good faith judgment of the Board of Directors of the Company (excluding any interested directors), it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company as determined by the Board of Directors to defer the filing of such registration statement, then the Company shall have the right to defer such filing (but not the preparation of the Registration Statement or the other activities related thereto required by this agreement) for a period of not more than forty-five (45) consecutive days, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

(iv)	Other Shares

The registration statement filed pursuant to the request of the Facility Agent may, subject to the provisions of Section 2(b)(v) below, include securities of the Company being sold for the account of the Company (Other Shares).

(v)	Underwriting

(A)
If the Facility Agent intends to distribute the Registrable Securities covered by their request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2(b).  If the Company shall request inclusion in any registration pursuant to this Section 2(b) of securities being sold for its own account, the Facility Agent shall offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company in such underwriting and the inclusion of the Company's securities and its acceptance of the further applicable provisions of this Section 2.  The Company shall (together with the Facility Agent) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to the Facility Agent.

(B)
Notwithstanding any other provision of this Section 2(b), if the underwriters advise the Facility Agent in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows:

I.	first, to the Facility Agent; and

II.	second, to the Company which the Company may allocate, at its discretion, for its own account, or for the account of employees of the Company.

(c)	Piggyback Registration Rights

(i)	Generally

If, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period (as defined in Section 4(a) below), the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash other than a registration statement on Form S−8 or Form S−4 or any successor or other forms promulgated for similar purposes (a Proposed Registration) and (B)  a Registration Statement covering the sale of all the Registrable Securities is not then effective and available for sales thereof by the New York Security Agent, the Company shall, so long as a Registration Event has occurred, at such time, promptly give the Facility Agent written notice of such Proposed Registration. The Facility Agent shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that the Facility Agent intends to sell and the Facility Agent's intended method of distribution.  Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Facility Agent; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(c) without any obligation or notice to the Facility Agent.

(ii)	Underwriting

(A)
If the Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Facility Agent as part of the written notice given pursuant to 2(c)(i).  In such event, the right of the Facility Agent to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2(c) shall be conditioned upon the Facility Agent's participation in such underwriting and the inclusion of the Facility Agent's Registrable Securities to the extent provided herein.  If the Facility Agent shall request inclusion in any registration pursuant to this Section 2(c) of its Registrable Securities, the Company shall offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Facility Agent and the inclusion of the Facility Agent's Registrable Securities and its acceptance of the further applicable provisions of this Section 2(c).  The Facility Agent shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company.

(B)
Notwithstanding any other provision of this Section 2(c), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which the Facility Agent has requested inclusion hereunder as such underwriter(s) shall permit.  Any exclusion of Registrable Securities shall be made pro rata among each Holder (as defined in Section 3(a)(v) below) and holders of Other Shares seeking to include securities in a registration statement in proportion to the number of Registrable Securities sought to be included by such Holders and holders of Other Shares; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities.

(C)
If a Holder who has requested inclusion in a registration pursuant to this Section 2(c) does not agree to the terms of any underwriting in accordance with this Section 2(c)(ii), such Holder shall be excluded from the underwriting by written notice from the Company or the underwriter.  The Registrable Securities so excluded shall also be withdrawn from registration.  If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2(c)(ii)(B) above, then the Company shall then offer to all Holders and holders of Other Shares who have elected to include, and retained rights to include, securities in the registration the right to include additional Registrable Securities or Other Shares, as applicable, in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated to the Facility Agent as set forth in Section 2(c)(ii)(B) above.

(d)	Expenses

The Company will pay all expenses associated with each registration, including filing and printing fees, the Company's counsel and accounting fees and expenses, costs associated with clearing the Registrable

Securities for sale under applicable state securities laws and listing fees, but excluding fees and expenses of counsel to the Facility Agent, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, provided that the Company shall pay the reasonable fees and expenses, not to exceed $10,000 in the aggregate, of one counsel for the Facility Agent.

(e)	Conversion From Form S−1 to Form S−3

In the event any Registration Statement covering Registrable Securities is on a Form S−1, the Company shall convert each such Registration Statement into a registration statement on Form S−3 within 30 days of the Company becoming eligible to file a registration statement on Form S−3.

3.	SUSPENSION

(a)	Subject to Section 3(b) below, in the event:

(i)
of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws;

(ii)
of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iii)
of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for resale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of its counsel, the Company reasonably believes that it must qualify in such jurisdiction;

(iv)
of any event or circumstance that, considering the advice of its counsel, the Company reasonably believes necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(v)
that the Company reasonably believes, considering the advice of its counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the

Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a certificate in writing (the Suspension Notice) to each holder of Registrable Securities (the Holder) to the effect of the foregoing (but in no event, without the prior written consent of the Facility Agent, shall the Company disclose to the Facility Agent any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a Suspension) until the Holder's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.

(b)
Notwithstanding the foregoing, the Company shall not suspend any Registration Statement or related prospectus for more than forty-five (45) consecutive days or for a total of more than ninety (90) consecutive days in any twelve (12) month period (each a Permitted Suspension and together the Permitted Suspensions).

(c)	The Company will use commercially reasonable efforts to terminate a Suspension as promptly as practicable after delivery of a Suspension Notice to the Holders.

4.	COMPANY OBLIGATIONS

The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, at the expense of the Company:

(a)
use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earliest of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, as amended from time to time, (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold pursuant to Rule 144, or (iii) four years from the date hereof (the Effectiveness Period) and advise the Holders in writing of when the Effectiveness Period has expired.

(b)
prepare and file with the SEC such amendments and post−effective amendments to the Registration Statement and such supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)
provide copies to and permit counsel designated by the Facility Agent to review the Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and the Company's responses thereto a reasonable period of time prior to its filing with the SEC or its receipt from the SEC as applicable and shall duly consider comments made by such counsel thereon;

(d)
furnish to the Facility Agent and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Facility Agent may reasonably request in connection with the disposition of the Registrable Securities owned by the Facility Agent that are covered by the related Registration Statement;

(e)
use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify the Facility Agent of the issuance of such an order and the resolution thereof;

(f)
prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Facility Agent and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Facility Agent and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)
use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the primary securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)
as soon as reasonably practicable notify the Facility Agent, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, as soon as practicable, and subject to the Company's right to delay or refrain from filing as contemplated herein, prepare and furnish to such holder an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 4(i), Availability Date means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, Availability Date means the 90th day after the end of such fourth fiscal quarter);

(j)
with a view to making available to the Facility Agent the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Facility Agent to sell shares of Common Stock to the public without registration, the Company covenants and agrees to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144, during the Effectiveness Period;

(ii)	file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)
as soon as reasonably practicable furnish to the Facility Agent upon written request, as long as the New York Security Agent owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10−K or Quarterly Report on Form 10−Q, and (C) such other information as may be reasonably requested in order to avail the Facility Agent of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

(k)
hold in confidence and not make any disclosure of information concerning the Facility Agent provided to the Company if at the time such information is provided the Company is notified of the confidential nature of such information unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement that includes the Facility Agent's Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Facility Agent consents to the form and content of any such disclosure, which consent shall not be unreasonably withheld or delayed.  The Company shall, upon learning that disclosure of any information concerning the Facility Agent is sought in or by a court or governmental body of competent jurisdiction or through other means, to the fullest extent permitted under applicable law give prompt notice to the Facility Agent;

(l)	provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

(m)
if, following any registration pursuant to Sections 2(a)(i), 2(b)(i) or 2(c)(i), the Facility Agent believes, after consultation with its counsel, that it could reasonably be deemed to be an underwriter of Registrable Securities, or if the Facility Agent intends to distribute the Registrable Securities covered by means of an underwriting, at the request of the Facility Agent, the Company shall (i) cause to be prepared and shall furnish to the Facility Agent or underwriter, on the date of the effectiveness of a Registration Statement and thereafter from time to time on such date as the Facility Agent or underwriter may reasonably request (A) a customary "comfort letter", dated as of such date, from the Company's independent certified public accountants to underwriters in an underwritten public offering, addressed to the Facility Agent or underwriters, and (B) an opinion, dated as of such date, of legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Facility Agent or underwriters, (ii) make available to the Facility Agent or underwriters, their legal counsel and one firm of accountants or other agents retained by the Facility Agent or underwriters (collectively, the Inspectors) during regular business hours and upon reasonable written notice, all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the Records), as shall be reasonably deemed necessary or appropriate by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request and which is customarily supplied in an underwritten public offering; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Facility Agent or underwriters and the other Inspectors) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (y) ordered by a court of competent jurisdiction or (z) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement, and (iii) in the event of an underwritten offering, enter into an underwriting agreement in customary form with the representative of the underwriter. Nothing herein (or in any other confidentiality agreement between the Company and the Facility Agent) shall be deemed to limit the Facility Agent's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations; and

(n)
if requested by the Facility Agent, the Company shall, as soon as practicable (i) incorporate in a prospectus supplement or post−effective amendment such information as the Facility Agent reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, (ii) make all required filings of such prospectus supplement or post−effective amendment and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Facility Agent holding any Registrable Securities.

5.	OBLIGATIONS OF THE FACILITY AGENT

(a)
The Facility Agent shall furnish in writing to the Company such information regarding itself, the New York Security Agent, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and as shall be necessary so that the Registration Statement, the

Prospectus or any preliminary prospectus or similar offering document shall not include any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall promptly notify the Company if any such previously provided information shall contain or omit any such information.  The Facility Agent shall also execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Facility Agent of the information the Company requires from the Facility Agent if the Facility Agent elects to have any of the Registrable Securities included in the Registration Statement.  The Facility Agent shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Facility Agent elects to have any of the Registrable Securities included in the Registration Statement.

(b)
The Facility Agent, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Facility Agent has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)
The Facility Agent agrees that, upon receipt of any notice from the Company of the commencement of a Suspension pursuant to Section 3, the Facility Agent will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until such Suspension ends in accordance with the terms of this Agreement and, if so directed by the Company, the Facility Agent shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Facility Agent's possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6.	INDEMNIFICATION

(a)	Indemnification by the Company

The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Facility Agent and their respective directors, managers, officers, employees, stockholders, members, and each Person who controls the Facility Agent (within the meaning of the Securities Act) against any losses, claims, damages, judgments, amounts paid in settlement, liabilities and expenses (including, without limitation, reasonable attorneys' fees) resulting from or which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post−effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered (Blue Sky Filing) or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or contained in the final prospectus (as amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (any of the foregoing, a Violation), and will reimburse the Facility Agent and its directors, managers, members, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such Violation; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Facility Agent’s gross negligence or an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by the Facility Agent specifically for use in such Registration Statement or Prospectus or any other offering document.

(b)	Indemnification by the Facility Agent.

The Facility Agent agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, judgments, amounts paid in settlement, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from or which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged statement or omission is contained in any information furnished in writing by the Facility Agent to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and will reimburse the Company, and its directors, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  In no event shall the liability of  the Facility Agent be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Facility Agent in connection with any claim relating to this Section 6 and the amount of any damages the Facility Agent has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by the Facility Agent upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)	Conduct of Indemnification Proceedings

Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)	Contribution

If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of the Facility Agent be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Facility Agent in connection with any claim relating to this Section 6 and the amount of any damages the Facility Agent has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by the Facility Agent upon the sale of the Registrable Securities included in the Registration Statement giving rise to such contribution obligation.

7.	MISCELLANEOUS

(a)	Amendments and Waivers

This Agreement may be amended only by a writing signed by the Company and the Facility Agent.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Facility Agent.

(b)	Notices

All notices and other communications to either Pledgor or Facility Agent provided for or permitted under this Agreement shall be made as set forth in Section 30 of the Facility Agreement. All notices and other communications to Company provided for or permitted under this Agreement shall be addressed as follows:

Dongluyuan 106, Tongzhou District
Beijing, China

or to such other address as shall be designated by Company or the Facility Agent in a written notice delivered to the other parties hereto.

(c)	Assignments and Transfers by Facility Agent

The provisions of this Agreement shall be binding upon and inure to the benefit of the Facility Agent and its respective successors and permitted assigns. The Facility Agent may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder to whom such Facility Agent transfers the Registrable Securities in compliance with Section 23 of the Facility Agreement, provided that the Facility Agent complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)	Assignments and Transfers by the Company

This Agreement may not be assigned by the Company or the Pledgor without the prior written consent of the Facility Agent, provided, however, that the Company and the Pledgor may assign their respective rights and delegate their respective duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company or the Pledgor, as applicable, with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company or the Pledgor's assets, as applicable, to another corporation, without the prior written consent of the Facility Agent, after notice duly given by the Company or Pledgor, as applicable, to the Facility Agent.

(e)	Benefits of the Agreement

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)	Counterparts; Faxes

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)	Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)           Further Assurances

The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)           No Additional Registration Rights

The Company shall not, without first obtaining the written consent of the Facility Agent, grant registration rights on terms more favorable than the registration rights granted pursuant to this Agreement.

(k)	Entire Agreement

This Agreement, together with the other transaction documents, including the schedules thereto, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. This Agreement, together with the other transaction documents (including the schedules thereto), supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

(l)	Governing Law; Jurisdiction; Jury Trial

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  To the fullest extent permitted by applicable law, each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, to the fullest extent permitted under applicable law, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Company hereby appoints National Corporate Research, Ltd, with offices at 10 E. 40th Street, 10th Floor, New York, New York 10016, as its agent for service of process in New York.  The Pledgor hereby appoints National Corporate Research, Ltd., with offices located at 10 E. 40th Street, 10th Floor, New York, New York 10016, as its agent for service of process in New York.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

[SIGNATURE PAGE FOLLOWS]

 SIGNATORIES

Company
SYNUTRA INTERNATIONAL, INC.
By:	/s/ Zhang Liang
Name:	Zhang Liang
Title:	C.E.O.

Registration Rights Agreement

Pledgor
BEAMS POWER INVESTMENT LIMITED
By:	/s/ Meng Xinqing
Name:	Meng Xinqing
Title:	Director

Registration Rights Agreement

Facility Agent
DEUTSCHE BANK AG, HONG KONG BRANCH
By:	/s/ Howard Hao-Jan Yu
Name:	Howard Hao-Jan Yu
Title:	Authorised Signatory

By:	/s/ Cheung Wai Kee
Name:	Cheung Wai Kee
Title:	Authorised Signatory

Registration Rights Agreement